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                                                                 Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-61600 and No. 33-61602 of SMT Health Services Inc. on Form S-8 and Registration Statements No. 33-86920 and 33-44329 of SMT Health Services Inc. on Form S-3 of our report dated March 4, 1994, appearing in Form 10-K/A (Amendment No. 1) of SMT Health Services Inc. for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
June 14, 1996